EXHIBIT 3.13

CERTIFICATE OF INCORPORATION

OF

M&FC SERVICE CO., INC.

FIRST.  The name of the corporation is M&FC Service Co., Inc.

SECOND.  The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares which the corporation shall have authority to issue is 1000 shares of Common Stock, and the par value of each of such shares is $1.00.

FIFTH.  The name and mailing address of the incorporator is Edgar F. DeVylder, 1000 One Main Place Stamford, Connecticut  06902.

SIXTH.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

SEVENTH.  Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

IN WITNESS WHEREOF, I have signed this certificate of incorporation this 11th day of April, 1990.

/S/ Edgar P. DeVylder
Edgar P. DeVylder

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

M&FC Service Co., Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.                                       That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

“FIRST:  The name of the corporation (the ‘Corporation’) is Invensys Metering Headquarters Corporation.”

2.                                       The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the stockholder of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by Rod Powell, its President, and attested by Timothy J. Dolan, its Secretary, this 27 day of March 2000.

By:	/s/ Rod Powell
Rod Powell
Its President

Attest:

By:	/s/ Timothy J. Dolan
Timothy J. Dolan,
Its Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Invensys Metering Headquarters Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

1.                                       That the Board of Directors of the Corporation, desiring to amend the Certificate of Incorporation of the Corporation, has adopted the following resolution by unanimous written consent in accordance with the provisions of Section 141(f) of the General Corporation Law of Delaware:

RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation shall be amended to change the name of the Corporation, and as so amended, shall read in its entirety as follows:

“FIRST:  The name of the corporation (the ‘Corporation’) is Sensus Metering Headquarters Corporation.”

2.                                       The resolution amending the Certificate of Incorporation of the Corporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of the adoption of such resolution has been given as provided by Section 222 of the General Corporation Law to every stockholder entitled to such notice.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to its Certificate of Incorporation to be signed by James Spool, its Secretary, and attested by Donna M. Haynes, its Assistant Secretary, this 15th day of December, 2003.

By:	/s/ James Spool
James Spool,
Its Secretary

Attest:

By:	/s/ Donna M. Hayes
Donna M. Haynes,
Its Assistant Secretary